SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2008

BOO KOO HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50057	65-1082135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4951 Airport Parkway, #660, Addison, Texas 75001
(Address of Principal Executive Offices)(Zip Code)

(972) 818-3862
Registrant’s Telephone Number

________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Settlement Agreement and General Release

On April 3, 2008, Boo Koo Holdings, Inc. (the "Company") and its subsidiary Boo Koo Beverages, Inc. entered into an agreement with Holigan Racing, L.P. ("Holigan") and certain other third party defendants to the Action (as defined herein) to settle the outstanding litigation between the parties, specifically Holigan Racing, LP v. Boo Koo Beverages, Inc., BK Subsidiary, Inc. and BK Beverages, LLC (the “Action”) in which Holigan had alleged breach of a sponsorship agreement and sued the Defendants for $4,625,000 plus attorneys fees and costs. The Settlement Agreement and General Release (the "Settlement Agreement") provides, among other things, for the Company to make a one-time payment of $600,000 on or before April 3, 2008 and to pay an additional $1,400,000 which is payable in eight quarterly payments of $175,000 through March 31, 2010. Please see the description under "Senior Secured Convertible Promissory Note" for additional details on such payment. The Settlement Agreement further provides for the mutual full and final release of any and all claims arising from the sponsorship agreement or any fact made the basis of the Action.

Senior Secured Convertible Promissory Note

In connection with the above settlement, the Company executed a promissory note on April 3, 2008 in favor of Holigan in the amount of $1,400,000 (the "Note"). The Note provides for payment to be made in eight quarterly payments of $175,000, which payments shall be made, at Holigan's election, in cash or a number of shares of the Company's common stock, par value $0.0001 equal to the quotient of $175,000 divided by $0.75, subject to certain anti-dilution adjustments (the "Conversion Price"). Pursuant to the terms of the Note, the Company is also required to make certain prepayments equal to 25% of the gross cash proceeds received from any Capital Transaction (as defined in the Note). In addition, repayment of the principal amount may be accelerated upon an Event of Default (as defined in the Note). The Note also contains certain restrictions on the Company's ability to incur indebtedness or liens against its assets.

Holigan represented that it was an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and the issuance of the securities was made in reliance on exemptions provided by Regulation D and Section 4(2) of the Securities Act.

The Company did not use any form of advertising or general solicitation in connection with the issuance of the securities. The shares of common stock which may be issued pursuant to the terms of the Note will be non-transferable in the absence of an effective registration statement under the Securities Act, or an available exemption there from, and all certificates will be imprinted with a restrictive legend to that effect.

The Note is secured by certain tangible and intangible property as defined and set forth more specifically under the terms of a Guarantee and Security Agreement dated April 3, 2008 between the Company and Holigan (the "Security Agreement").

Registration Rights Agreement

In connection with the issuance of the Note, the Company agreed to grant certain registration rights with respect to the shares of the Company's common stock issuable to Holigan, if Holigan elects to receive payments under the Note in shares of common stock, pursuant to the terms of the Note. On April 3, 2008, the Company and Holigan entered into a Registration Rights Agreement. The Registration Rights Agreement provides Holigan with the right to demand that the Company register any common stock which has been issued under the Note. Pursuant to the terms of the Registration Rights Agreement, the Company will be required to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register the resale of the common stock issued and issuable under the Note within sixty (60) days after the date of Holigan's demand. The Registration Rights Agreement also grants Holigan "piggyback" registration rights.

The above description in this Item 1.01 does not purport to be a complete statement of the parties’ rights and obligations under the Settlement Agreement and General Release, Senior Secured Convertible Promissory Note, Guarantee and Security Agreement and the Registration Rights Agreement, and is qualified in its entirety by reference to such agreements and documents, copies of which will be filed as Exhibits to the Company's next Annual Report on Form 10-KSB.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOO KOO HOLDINGS, INC.

	By:	/s/ Stephen C. Ruffini
Name: Stephen C. Ruffini
Title: Chief Financial Officer

Date: April 8, 2008